UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MULTILINK TECHNOLOGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 24, 2003

Dear Shareholder:

You are cordially invited to attend Multilink Technology Corporation’s Annual Meeting of Shareholders, which will be held at the principal executive offices of the Company, located at 300 Atrium Drive in Somerset, New Jersey, at 10:00 a.m. Eastern Time on Wednesday, May 28, 2003. The formal meeting notice and Proxy Statement are attached.

At this year’s Annual Meeting, shareholders will be asked to elect six directors, to ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent auditors for 2003, and to transact any other business that may properly come before the meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date and promptly return the enclosed Proxy in the enclosed postage-paid envelope. Returning your completed Proxy will ensure your representation at the Annual Meeting.

We look forward to seeing you on May 28.

Sincerely,

Richard N. Nottenburg, Ph.D.

President, Chief Executive Officer and Chairman

MULTILINK TECHNOLOGY CORPORATION

300 Atrium Drive

Somerset, New Jersey 08873

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 28, 2003

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Multilink Technology Corporation, a California corporation (the “Company”), will be held on Wednesday, May 28, 2003 at 10:00 a.m. Eastern Time at the Company’s principal executive offices, located at 300 Atrium Drive, Somerset, New Jersey, for the following purposes:

1. To elect six directors to serve on the Company’s Board of Directors until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

2. To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 2003; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

All shareholders of record at the close of business on April 18, 2003 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof.

All shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend, please sign and return the enclosed Proxy as promptly as possible in the postage-paid envelope enclosed for your convenience. Should you receive more than one Proxy because your shares are registered in different names or addresses, please be sure to sign and return each Proxy to assure that all of your shares will be voted. If your shares are held of record by a broker, bank or other nominee, you will not be able to vote in person at the Annual Meeting unless you have obtained and present a proxy issued in your name from the record holder. Please see the discussion on page 2 of the Proxy Statement.

By Order of the Board of Directors,

John. U. Soenksen

Vice President of Finance,

Chief Financial Officer and Secretary

Somerset, New Jersey

April 24, 2003

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

MULTILINK TECHNOLOGY CORPORATION

300 Atrium Drive

Somerset, New Jersey 08873

(732) 537-3700

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 28, 2003

General

The enclosed proxy is solicited on behalf of the Board of Directors of Multilink Technology Corporation, a California corporation (“Multilink” or the “Company”), for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 28, 2003, and at any adjournment(s) or postponement(s) thereof. The Annual Meeting will be held at 10:00 a.m. Eastern Time at the Company’s principal executive offices, located at 300 Atrium Drive, Somerset, New Jersey. These proxy solicitation materials were mailed on or about May 1, 2003 to all shareholders of the Company entitled to vote at the Annual Meeting.

Questions and Answers

Following are some commonly asked questions raised by our shareholders and answers to each of those questions.

1.	What may I vote on at the Annual Meeting?

At the Annual Meeting, shareholders will consider and vote upon the following matters: (1) the re-election of six directors to serve on the Company’s Board of Directors until the 2004 Annual Meeting of Shareholders; (2) the ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2003; and (3) such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

2.	How does the Board recommend that I vote on the proposals?

The Board of Directors recommends a vote FOR each proposal.

3.	How do I vote?

Sign and date each proxy card you receive and return it in the postage-paid envelope prior to the Annual Meeting.

4.	Can I revoke my proxy?

There are three ways in which you can change your vote before your proxy is voted at the annual meeting. First, you can send our secretary a written notice stating that you revoke your proxy. Second, you can complete and submit a new proxy card, dated a later date than the first proxy card. Third, you can attend the annual meeting and vote in person. Your attendance at the annual meeting will not, however, by itself revoke your proxy. If you hold your shares in “street name” and have instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions.

5.	Who will count the vote?

American Stock Transfer & Trust Company will count the votes and act as the inspector of election.

6.	What shares are included on the proxy card(s)?

The shares on your proxy card(s) represent ALL of your shares. If you do not return your proxy card(s), your shares will not be voted.

7.	What does it mean if I get more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, American Stock Transfer & Trust Company, or if your shares are held in “street name,” by contacting the broker or bank holding your shares.

8.	Who is entitled to vote at the Annual Meeting?

Only holders of record of the Company’s Class A common stock and Class B common stock as of the close of business on April 18, 2003 are entitled to notice of and to vote at the Annual Meeting. The Class A common stock and the Class B common stock are sometimes referred to collectively as the “common stock”. The stock transfer books of the Company will remain open between the Record Date and the date of the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

9.	How many votes may be cast?

As of the April 18, 2003 record date for the Annual Meeting, 5,091,889 shares of Class A common stock and 2,600,000 shares of Class B common stock, the only outstanding voting securities of the Company, were issued and outstanding. At the meeting, each outstanding share of Class A common stock will be entitled to one vote, and each outstanding share of Class B common stock will be entitled to ten votes. The holders of the Class A common stock and Class B stock will vote together as a single class on all matters to be voted on at the meeting.

10.	What is a “quorum” at the Annual Meeting?

A “quorum” is a majority of the outstanding shares entitled to vote and representing a majority of the voting power of such shares. The shares may be present or represented by proxy. For the purposes of determining a quorum, shares held by brokers or nominees will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter or if instructions were never received from the beneficial owner. These shares are called “broker non-votes.” Abstentions will be counted as present for quorum purposes.

11.	What vote is required to approve each proposal?

For the election of directors, once a quorum has been established, the six nominees for director who receive the highest number of affirmative votes will be elected directors of the Company. To ratify the appointment of the independent auditors, shares representing a majority of the voting power represented at the Annual Meeting, either in person or by proxy, which shares must also constitute at least a majority of the voting power required to constitute a quorum, must be voted in favor of the proposal.

If a broker indicates on its proxy that it does not have discretionary authority to vote on a particular matter, the affected shares will be treated as not present and entitled to vote with respect to that matter, even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters.

12.	What happens if I abstain?

Proxies marked “abstain” will be counted as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of a proposal, shares represented by such proxies will not be treated as affirmative votes. For proposals requiring an affirmative vote of a majority of the outstanding shares entitled to vote or a majority of the voting power of the shares present, an abstention is equivalent to a “no” vote.

13.	How will voting on any other business be conducted?

Although the Company does not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to the proxy holders, Richard N. Nottenburg and John U. Soenksen, to vote on such matters at their discretion.

14.	Who are the Company’s largest principal shareholders?

For information regarding holders of more than 5% of the Company’s outstanding common stock, see the section entitled “Ownership of Securities.”

15.	Who will bear the cost of this solicitation?

The Company will bear the entire cost of the solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in sending proxies and proxy solicitation materials to shareholders. Proxies may also be solicited in person, by telephone, or by facsimile by directors, officers and employees of the Company without additional compensation.

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

Six directors are to be elected to the Company’s Board of Directors at the Annual Meeting to hold office until their successors are duly elected and qualified. Each returned Proxy cannot be voted for a greater number of persons than the nominees named (six). Unless individual shareholders specify otherwise, each returned Proxy will be voted for the election of the six nominees who are listed below. If, however, any of the nominees named herein is unable to serve or declines to serve at the time of the Annual Meeting, the persons named in the enclosed Proxy will exercise discretionary authority to vote for substitutes. The nominees for election have agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable to serve.

The following table sets forth certain information concerning the nominees for directors of the Company as of April 18, 2003:

Name	Age	Director since	Positions with the Company
Richard N. Nottenburg, Ph.D.	49	1994	President, Chief Executive Officer and Chairman
Stephen R. Forrest, Ph.D.	52	1999	Director
G. Bradford Jones(1)	48	1999	Director
James M. Schneider(1)	50	2001	Director
John Walecka(2)	43	1999	Director
Edward J. Zander(1)(2)	56	2000	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.

Unless otherwise instructed, the proxy holders will vote the Proxies received by them IN FAVOR OF the election of each of the nominees named below.

Richard N. Nottenburg, Ph.D. co-founded the Company and has served as its President, Chief Executive Officer and Chairman since the Company’s inception in 1994. Dr. Nottenburg has over 20 years of experience in the design and development of high bit-rate electronics. He is an internationally recognized expert in advanced integrated circuit technologies and in the design of fiber-optic communications integrated circuits. Dr. Nottenburg was an associate professor of electrical engineering at the University of Southern California from 1991 to 1999. From 1984 to 1991, Dr. Nottenburg worked at AT&T Bell Labs (now Lucent Technologies, Inc.) and Bell Communications Research. In 1990, Dr. Nottenburg became a Distinguished Member of the technical staff of AT&T Bell Labs. He received his doctoral degree in electrical engineering from the Swiss Federal Institute of Technology.

Stephen R. Forrest, Ph.D. has been a director of the Company since June 1999. Dr. Forrest has been a professor of electrical engineering at Princeton University since 1992 and served as the Chairman of Princeton’s Department of Electrical Engineering from 1997 to 2001. From 1992 to 1997, Dr. Forrest served as the Director of the Center for Photonics and Optolectronic Materials at Princeton University, and from 1989 to 1992, he served as the Director of the National Center for Integrated Photonic Technology. From 1985 to 1992, Dr. Forrest was professor of electrical engineering at the University of Southern California. Dr. Forrest is the author of approximately 280 papers published in professional journals and holds approximately 50 patents in the areas of organic thin film materials and devices and semiconductor photonic materials and devices. Dr. Forrest received his master’s and doctoral degrees in physics from the University of Michigan.

G. Bradford Jones has been a director of the Company since June 1999. Mr. Jones is a founding partner of Redpoint Ventures, formed in October 1999, and a general partner with Brentwood Venture Capital, a firm he joined in 1981. Mr. Jones also currently serves on the board of directors of Stamps.com, Onyx Acceptance Corporation and several other privately held companies. Mr. Jones received his bachelor’s degree in chemistry from Harvard University, his master’s degree in physics from Harvard University and his J.D. and M.B.A. from Stanford University.

James M. Schneider has been a director of the Company since August 2001. Mr. Schneider serves as Chief Financial Officer and Chief Accounting Officer at Dell Computer Corporation, or Dell. Mr. Schneider joined Dell in September 1996 as Vice President and Chief Accounting Officer, was named Senior Vice President in September 1998 and Chief Financial Officer in March 2000. For three years prior to joining Dell, Mr. Schneider was at MCI Communications Corporation, last serving as Senior Vice President of Corporate Finance. For 19 years prior to joining MCI, Mr. Schneider was associated with Price Waterhouse LLP, serving as a partner for 10 years. He is a member of the board of directors of Dell Financial Services and General Communication Inc. Mr. Schneider earned a bachelor’s degree in accounting from Carroll College, Waukesha, Wisconsin, and is a certified public accountant. Mr. Schneider is also a member of the Financial Executives Institute.

John Walecka has been a director of the Company since June 1999. Mr. Walecka is a founding partner of Redpoint Ventures, formed in October 1999, and a general partner with Brentwood Venture Capital, a firm he joined in 1984. Mr. Walecka also currently serves as a member of the board of directors of Vitria Technology, Inc. and several privately held companies. Mr. Walecka received his bachelor’s degree and his master’s degree in engineering from Stanford University and an M.B.A. from the Stanford Graduate School of Business.

Edward J. Zander has been a director of the Company since October 2000, and has more than 25 years of expertise in the computer business, including extensive experience in engineering, marketing and executive management. Mr. Zander served from April 1999 to June 2002 as President and Chief Operating Officer at Sun Microsystems, or Sun, and was Vice President and Chief Operating Officer from April 1998 to April 1999. As President and Chief Operating Officer, Mr. Zander ran Sun’s day-to-day business operations, including: system products, storage products, software products and platforms, enterprise services, network service provider services, iPlanet, Sun’s alliance with AOL’s Netscape division, research and development, including the office of the CTO, customer advocacy, and worldwide manufacturing, purchasing, marketing and sales operations. In his previous positions at Sun, Mr. Zander served as President of Sun Microsystems Computer Company from February 1995 to April 1998, managing development, manufacturing and marketing for the network computing systems organization, and as president of Sun’s software group from July 1991 to February 1995, developing and marketing Solaris for enterprise and network computing applications. Before joining Sun in October 1987 as Vice President of corporate marketing, Mr. Zander was Vice President of marketing for Apollo Computer, developing marketing strategies for the emerging workstation industry. He serves on the boards of directors of the Jason Foundation for Education, Portal Software, Inc., Seagate Technology, Netezza Corporation, and the Advisory Boards of Rensselaer Polytechnic Institute, or R.P.I., and Boston University. Mr. Zander earned his bachelor’s degree in electrical engineering from R.P.I. and his M.B.A. from Boston University.

Board Meetings and Committees

The Board of Directors held nine meetings during the fiscal year ended December 31, 2002 (the “2002 Fiscal Year”). The Board of Directors has an Audit Committee and a Compensation Committee, but does not have a nominating committee. Each director, other than Mr. Schneider, attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which such director served during the 2002 Fiscal Year. Members of the Board of Directors and its committees also consulted informally with management from time to time and acted by written consent without a meeting during the 2002 Fiscal Year.

Audit Committee.    The Audit Committee of the Board of Directors currently consists of three independent directors, Messrs. Jones, Schneider and Zander. The primary function of the Audit Committee is to assist the

Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls that management and the Board of Directors have established, and the Company’s audit and financial reporting process, and to maintain free and open lines of communication among the Audit Committee, the Company’s independent auditors and management. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The Audit Committee does, however, consult with the Company’s management and the Company’s independent auditors prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into various aspects of the Company’s financial affairs. In addition, the Audit Committee is also responsible for retaining, evaluating, and, if appropriate, recommending the termination of Multilink’s independent auditors. The Audit Committee held four meetings during 2002.

The Board adopted and approved a charter for the Audit Committee in September 2000. A copy of the charter was attached as Appendix A to the Company’s 2002 Annual Meeting proxy statement.

Compensation Committee.    The Compensation Committee of the Board of Directors currently consists of two directors, Messrs. Walecka and Zander. The Compensation Committee reviews and makes recommendations to the Board regarding the Company’s compensation policies and all forms of compensation to be provided to executive officers and directors of the Company, including, among other things, annual salaries and bonuses, and stock option and other incentive compensation arrangements. In addition, the Compensation Committee reviews bonus and stock compensation arrangements for all other employees of the Company. The Compensation Committee administers and makes stock option grants under the Discretionary Option Grant Program, Stock Issuance Program and the Salary Investment Option Grant Program under the Company’s 2000 Stock Incentive Plan, as amended. The Compensation Committee also administers the Company’s 2000 Stock Employee Stock Purchase Plan. The Compensation Committee held one meeting during 2002.

Option Committee.    The Option Committee of the Board of Directors was dissolved during August 2002. Until August 2002, the Option Committee was responsible for administering the Discretionary Option Grant Program and the Stock Issuance Program under the 2000 Stock Incentive Plans as amended, with respect to eligible individuals other than the Company’s executive officers or directors.

Director Compensation

Directors of the Company do not receive cash compensation for their service as directors. Under the Automatic Option Grant Program in effect under the 2000 Stock Incentive Plan, each new non-employee director will receive an option to purchase 5,000 shares of Class A common stock upon joining the Board of Directors. On the date of each Annual Meeting of Shareholders, each incumbent non-employee director who is to continue to serve as a director will be granted an option to purchase an additional 1,000 shares of Class A common stock, provided that such individual has served as a non-employee director of the Company for at least six months. Each grant under the Automatic Option Grant Program will have an exercise price per share equal to the fair market value per share of the Company’s Class A common stock on the grant date, and will have a maximum term of ten years, subject to earlier termination if the optionee ceases to serve as a member of the Board of Directors. During 2002, none of the Company’s non-employee directors received any grants under the Automatic Grant Program

Messrs. Schneider and Zander each received an option grant under the Discretionary Option Grant Program on February 22, 2002 for 7,500 shares of Class A common stock, with an exercise price per share of $25.00. During August 2002, Mr. Schneider tendered 22,500 options for the purchase of the Company’s Class A common stock in accordance with the provisions of the Company’s stock option exchange offer. Pursuant to the provisions of the stock option exchange offer, Mr. Schneider was granted 22,500 options on March 3, 2003 with an exercise price of $1.98 per share. Dr. Forrest and Mr. Zander each received an additional option grant under the Discretionary Option Grant Program on March 11, 2003 for 20,000 and 22,500 shares, respectively, of the Class A common stock, with an exercise price per share of $1.65.

A portion of these options is immediately exercisable for all of the option shares; however, any unvested shares purchased under the option will be subject to repurchase by the Company, at the exercise price paid per share, should the optionee cease service on the Board prior to vesting in those shares. The shares subject to each option grant generally vest over (and the Company’s repurchase right will lapse over) three to four years; however, the shares subject to each option grant will immediately vest in full under certain circumstances as provided in the 2000 Stock Incentive Plan.

Required Vote

The six nominees receiving the highest number of affirmative votes of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and entitled to be voted for them, shall be elected as directors. No Proxy may be voted for a greater number of persons than six.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote IN FAVOR OF the election of each of the nominees listed above. Unless authority to do so is withheld, the proxy holders named in each proxy will vote the shares represented thereby in favor of the election of each of the nominees listed above.

PROPOSAL TWO:

RATIFICATION OF INDEPENDENT AUDITORS

Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Deloitte & Touche LLP, independent public auditors for the Company during the 2002 Fiscal Year, to serve in the same capacity for the fiscal year ending December 31, 2003, and is asking the shareholders to ratify this appointment. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Required Vote

The affirmative vote of the holders of common stock representing a majority of the voting power of the outstanding Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and voting at the Annual Meeting, which shares voting affirmatively must also constitute at least a majority of the voting power required to constitute a quorum, is required to ratify the appointment of Deloitte & Touche LLP. In the event that the shareholders do not ratify the selection of Deloitte & Touche LLP, the appointment of the independent auditors will be reconsidered by the Board of Directors. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its shareholders.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote IN FAVOR OF the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2003. Unless authority to do so is withheld, the proxy holders named in each proxy will vote the shares represented thereby in favor of the ratification of the appointment of Deloitte & Touche LLP.

OWNERSHIP OF SECURITIES

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company’s common stock as of April 18, 2003 by (i) all persons known to the Company to beneficially own five percent (5%) or more of either class of the Company’s common stock, (ii) each director of the Company, (iii) the executive officers named in the Summary Compensation Table of the Executive Compensation and Other Information section of this Proxy Statement, and (iv) all current directors and executive officers as a group.

	Shares and Percentage of Class Beneficially Owned(1)				Percentage of Total Voting Power(2)
Name	Class A Common Stock	Percent of Class	Class B Common Stock	Percent of Class
Directors and Executive Officers
Richard N. Nottenburg(3)(4)	540,000	9.6%	1,582,000	60.8%	51.7%
Jens Albers(3)(5)	480,000	8.6%	848,000	32.6%	1.5%
John U. Soenksen(6)	18,100	*	—	—	*
Richard W. Mannherz(7)	5,640	*	—	—	*
Eric M. Pillmore(8)	—	—	—	—	—
Ronald M. Krisanda(8)	—	—	—	—	—
Joseph R. Cole(8)	—	—	—	—	—
G. Bradford Jones(9)	2,313,920	43.3%	—	—	7.4%
John Walecka(10)	2,318,920	43.4%	—	—	7.4%
Stephen R. Forrest(11)	35,000	*	—	—	*
Edward J. Zander(12)	36,458	*	—	—	*
James M. Schneider(13)	22,874	*	—	—	*
All Directors and Executive Officers as a Group(12 persons)(14)	3,456,992	53.4%	1,582,000	60.8%	59.4%
5% Shareholders
Entities associated with Brentwood Venture Capital (15)	2,113,920	39.6%	—	—	6.7%
Matthias Bussmann (16)	103,000	2.0%	448,000	17.2%	14.7%
International Business Machines Corporation (17)	418,665	8.2%	—	—	1.3%
Northrop Grumman Space & Mission Systems Corp. (18)	125,000	2.5%	570,000	21.9%	18.7%
Entities associated with MeriTech Capital Partners (19)	375,000	7.4%	—	—	1.2%
Entities associated with Van Wagoner Capital Management, Inc.(20)	259,650	5.1%	—	—	*

*	Represents less than one percent.

(1)	The percentage of shares beneficially owned is based on 5,091,889 shares of Class A common stock and 2,600,000 shares of Class B common stock outstanding as of April 18, 2003. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days after April 18, 2003 are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, such persons have sole voting and investment power with respect to all shares of the Company’s common stock shown as beneficially owned by them.

(2)	Holders of Class A common stock are entitled to one vote per share and holders of Class B common stock are entitled to ten votes per share. Each share of Class B common stock is convertible at the option of the holder into one share of Class A common stock and will, in general, automatically convert into one share of Class A common stock upon sale or other transfer to any person or entity other than a person or entity that owns or controls an entity that owns Class B common stock.
(3)	The address for Dr. Nottenburg and Dr. Albers is 300 Atrium Drive, 2nd Floor, Somerset, New Jersey 08873. Dr. Albers resigned from the Company in December 2002.
(4)	Includes 535,000 shares of Class A common stock subject to an option exercisable within 60 days of April 18, 2003. Also includes 848,000 shares of Class B common stock owned by Dr. Albers over which Dr. Nottenburg has sole voting power pursuant to a voting trust agreement between Dr. Nottenburg and Dr. Albers. Dr. Nottenburg disclaims beneficial interest in such shares.
(5)	Includes 480,000 shares of Class A common stock subject to an option exercisable within 60 days of April 18, 2003. Dr. Nottenburg has sole voting power over Dr. Albers’ shares of Class B common stock pursuant to a voting trust agreement between Dr. Nottenburg and Dr. Albers. Dr. Nottenburg disclaims beneficial interest in such shares.
(6)	The shares listed include (i) 11,600 shares of Class A common stock held by Mr. Soenksen and (ii) 6,500 shares of Class A common stock subject to an option exercisable within 60 days of April 18, 2003.
(7)	Consists of 5,000 shares of Class A common stock subject to an option exercisable within 60 days of April 18, 2003.
(8)	Mr Pillmore resigned from the Company in August 2002; Messrs. Krisanda and Cole resigned in November 2002.
(9)	Mr. Jones is a general partner of entities affiliated with Brentwood Venture Capital and entities affiliated with Redpoint Ventures. The shares listed include (i) 1,870,000 shares of Class A common stock held by entities affiliated with Brentwood Venture Capital, (ii) 243,920 shares of Class A common stock issuable to entities affiliated with Brentwood Venture Capital pursuant to currently exercisable warrants, and (iii) 200,000 shares of Class A common stock held by entities affiliated with Redpoint Ventures. Mr. Jones disclaims beneficial interest in the shares held by these entities, except to the extent of his pecuniary interest in these entities. The address for Mr. Jones is 11150 Santa Monica Boulevard, Suite 1200, Los Angeles, California 90025.
(10)	Mr. Walecka is a general partner of entities affiliated with Brentwood Venture Capital and entities affiliated with Redpoint Ventures. The shares listed include (i) 1,870,000 shares of Class A common stock held by entities affiliated with Brentwood Venture Capital, (ii) 243,920 shares of Class A common stock issuable to entities affiliated with Brentwood Venture Capital pursuant to currently exercisable warrants, and (iii) 200,000 shares of Class A common stock held by entities affiliated with Redpoint Ventures. Mr. Walecka disclaims beneficial interest in the shares held by these entities, except to the extent of his pecuniary interest in these entities. The address for Mr. Walecka is 11150 Santa Monica Boulevard, Suite 1200, Los Angeles, California 90025.
(11)	Consists of 35,000 shares of Class A common stock subject to an option exercisable within 60 days of April 18, 2003.
(12)	The shares listed include (i) 5,833 shares of Class A common stock held by Mr. Zander and (ii) 30,625 shares of Class A common stock subject to an option exercisable within 60 days of April 18, 2003.
(13)	The shares listed include (i) 11,000 shares of Class A common stock held by Mr. Schneider and (ii) 11,874 shares of Class A common stock subject to an option exercisable within 60 days of April 18, 2003.
(14)	Includes 1,103,999 shares of Class A common stock subject to an option exercisable within 60 days of April 18, 2003 and 243,920 shares of Class A common stock issuable pursuant to currently exercisable warrants.
(15)	Includes 2,050,500 shares of Class A common stock held by or issuable pursuant to currently exercisable warrants to Brentwood Associates IX, L.P. and 63,420 shares of Class A common stock held by or issuable pursuant to currently exercisable warrants to Brentwood Affiliates Fund III, L.P. The address for Brentwood Venture Capital is 11150 Santa Monica Boulevard, Suite 1200, Los Angeles, California 90025.
(16)	The address for Dr. Bussmann is 156 N. Citrus Avenue, Los Angeles, California 90036.

(17)	The address for International Business Machines Corporation is New Orchard Road, Armonk, New York 10504.
(18)	The address for Northrop Grumman Space & Mission Systems Corp. is 1900 Richmond Road, Cleveland, Ohio 44124.
(19)	Consists of 369,000 shares of Class A common stock held by MeriTech Capital Partners L.P. and 6,000 shares of Class A common stock held by MeriTech Capital Affiliates, L.P. The address for MeriTech Capital Partners is 285 Hamilton Avenue, Suite 200, Palo Alto, California 94301.
(20)	Consists of 51,150 shares of Class A common stock held by Van Wagoner Capital Management, Inc. and 208,500 shares of Class A common stock held by Van Wagoner Funds, Inc. The address for Van Wagoner Capital Management is 435 Pacific Avenue, Suite 400, San Francisco, California 94133.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The following table sets forth certain information regarding all executive officers of the Company as of April 18, 2003:

Name	Age	Positions with the Company
Richard N. Nottenburg, Ph.D.	49	President, Chief Executive Officer and Chairman
John U. Soenksen	40	Vice President of Finance, Chief Financial Officer and Secretary
Richard W. Mannherz	43	Vice President of Worldwide Sales

The following is a brief description of the capacities in which each of the executive officers has served during the past five years. The description for Dr. Nottenburg appears above under “Directors and Director Nominees.”

John U. Soenksen has served as the Company’s Vice President of Finance, Chief Financial Officer and Secretary since August 2002. From August 2000 to August 2002, he served as the Company’s Controller and Treasurer. Mr. Soenksen previously held various controllership positions within Schindler Elevator Corporation from 1995 to 2000. From March 1994 to November 1995, he held the title of Corporate Controller for SAP America, a subsidiary of SAP AG. Prior to March 1994, Mr. Soenksen held various public accounting, treasury and finance positions with Price Waterhouse LLP, Pullman-Peabody and Ferag Incorporated. Mr. Soenksen received his bachelor’s degree in accounting and economics from Muskingum College of New Concord, Ohio. Mr. Soenksen is also a certified public accountant.

Richard W. Mannherz joined the Company in April 2001 as its Director of Sales for Northeastern North America and became the Vice President of Worldwide Sales in November 2002. From January 1985 to 2001, he held various Sales and Sales Management positions at LSI Logic Corporation; Area Sales Director—Eastern North America from October 1996 to April 2001, Communication Sales Manager—North Area from May 1994 to October 1996, Regional Sales Manager—New England from April 1992 to May 1994, Major Account Sales Manager—IBM from March 1989 to April 1992, and Field Sales Engineer from January 1995 to March 1989. From August 1981 to December 1984, Mr. Mannherz was trained through the Intel Corporation—Technical Sales Engineer program, gaining the Field Sales Engineer position in December 1983. Mr. Mannherz received his bachelor’s degree in Computer Engineering from Lehigh University.

Summary of Cash and Certain Other Compensation

The following table provides certain summary information concerning the compensation earned by the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose aggregate salary and bonus for the 2002 Fiscal Year were in excess of $100,000, for services rendered in all capacities to the Company and its subsidiaries for the years ended December 31, 2000, 2001 and 2002. The listed individuals are hereinafter referred to as the “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

					Long-Term Compensation
		Annual Compensation			Restricted Stock Award(s) ($)		Securities Underlying Options (#)	All Other Compensation($)
Name and Principal Position	Year	Salary ($)	Bonus ($)
Richard N. Nottenburg President, Chief Executive Officer and Chairman	2002 2001 2000	297,350 286,585 250,071	— 250,000 218,000		— — —		— — —	41,459 44,684 137,573	(1) (1) (2)

John U. Soenksen(3) Vice President, Chief Financial Officer and Secretary	2002	167,993	24,700		49,500	(4)	—	5,010

Richard W. Mannherz(5) Vice President of Worldwide Sales	2002	153,269	49,362		82,250	(6)	—	12,933	(7)

Jens Albers(8) Executive Vice President	2002 2001 2000	250,377 249,995 235,195	— 226,314 281,064	(9)	— — —		— — —	314,958 36,882 6,240	(10) (11)

Eric M. Pillmore(12) Senior Vice President of Finance, Chief Financial Officer and Secretary	2002 2001 2000	154,904 225,000 99,519	85,300 112,500 100,000		— — —		20,000 — 100,000	14,556 39,661 —	(13) (13)

Ronald M. Krisanda(14) Senior Vice President of Operations	2002 2001 2000	212,019 227,596 17,308	85,300 250,000 100,000		— — —		15,000 20,000 40,000	5,301 55,525 —	(15)

Joseph R. Cole(16) Vice President of Worldwide Sales	2002 2001	174,038 174,494	58,000 —		— —		72,300 35,000	11,493 11,296	(7) (7)

(1)	Includes tax preparation, car allowance and a matching contribution under the Company’s 401(k) plan.
(2)	Includes relocation expenses.
(3)	Mr. Soenksen became an executive officer upon his appointment as Vice President and Chief Financial Officer in August 2002.
(4)	Includes 11,000 restricted shares of the Company’s Class A common stock at the fair market value on the date of grant. These shares fully vested at March 31, 2003.
(5)	Mr. Mannherz became an executive officer upon his appointment as Vice President of Worldwide Sales in November 2002.
(6)	Includes 3,500 restricted shares of the Company’s Class A common stock at the fair market value on the date of grant. These shares were cancelled in March 2003 since the performance criteria for vesting was not attained.
(7)	Includes car allowance and a matching contribution under the Company’s 401(k) plan.
(8)	Mr. Albers resigned from the Company in December 2002.
(9)	Includes $99,179 that pertains to 1998 but was not paid until 2000.
(10)	Includes $125,000 separation payment, tax preparation, car allowance, insurance, relocation and a matching contribution under the Company’s 401(k) plan

(11)	Includes tax preparation, car allowance, insurance and a matching contribution under the Company’s 401(k) plan.
(12)	Mr. Pillmore resigned from the Company in August 2002.
(13)	Includes tax preparation and a matching contribution under the Company’s 401(k) plan.
(14)	Mr. Krisanda resigned from the Company during November 2002.
(15)	Include tax preparation, a matching contribution under the Company’s 401(k) plan and relocation expenses.
(16)	Mr. Cole resigned from the Company during November 2002.

Option Grants in Last Fiscal Year

The following table provides information concerning the stock options granted to the Named Executive Officers during the 2002 Fiscal Year. No stock appreciation rights were granted to any of the Named Executive Officers during the 2002 Fiscal Year.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants

	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year(2)	Exercise Price ($/Sh)(3)	Expiration Date	Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term(4)
Name					0%	5%	10%
Richard N. Nottenburg	—	—	—	—	—	—	—
John U. Soenksen	—	—	—	—	—	—	—
Richard W. Mannherz	—	—	—	—	—	—	—
Jens Albers	—	—	—	—	—	—	—
Eric M. Pillmore	20,000	5.72%	$6.50	6/09/12	—	$81,756	$207,187
Ronald M. Krisanda	15,000	4.29%	$8.60	5/05/12	—	$81,127	$205,593
Joseph R. Cole	32,300	9.23%	$40.50	2/04/12	—	$822,688	$2,084,854
	40,000	11.43%	$8.60	5/05/12	—	$216,340	$548,247

(1)	Mr. Pillmore resigned in August 2002 and Messrs. Krisanda and Cole resigned in November 2002 at which time all unexercisable outstanding options were cancelled.
(2)	Based on options to purchase an aggregate of 349,940 shares of Class A common stock granted to the Company’s employees and directors during the year ended December 31, 2002.
(3)	The options were granted at an exercise price equal to the fair market value of the Company’s Class A common stock.
(4)	The assumed rates of appreciation are prescribed by the rules and regulations of the SEC and do not represent the Company’s estimate or projection of the future trading prices of its common stock. The potential realizable value is calculated based on the term of the option at its time of grant (10 years). It is calculated assuming that the fair market value of the Class A common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and the shares are sold on the last day of its term for the appreciated stock price.

Aggregated Option Exercises and Fiscal Year End Values

The following table provides information with respect to the Named Executive Officers, concerning the exercise of options during the 2002 Fiscal Year and unexercised options held by them at the end of that fiscal year. None of the Named Executive Officers exercised any stock appreciation rights during the 2002 Fiscal Year and no stock appreciation rights were held by the Named Executive Officers at the end of such year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

	Shares Acquired on Exercise(#)	Value Realized(1)	Number of Securities Underlying Unexercised Options at 2002 Year-End(#)		Value of Unexercised in-the-Money Options at 2002 Year-End(2)

Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard N. Nottenburg	17,500	$776,984	485,000	157,500	$113,750	$35,000
John U. Soenksen	—	—	—	—	—	—
Richard W. Mannherz	—	—	—	—	—	—
Jens Albers	50,000	$33,095	530,000	—	$105,000	—
Eric M. Pillmore	3,000	$110,100	—	—	—	—
Ronald M. Krisanda	—	—	—	—	—	—
Joseph R. Cole	—	—	—	—	—	—

(1)	Based upon the market price of the purchased shares on the exercise date less the option exercise price paid for those shares.
(2)	Determined on the basis of the closing sales price per share of the Company’s Class A common stock on the Nasdaq National Market on the last day of the 2002 Fiscal Year ($2.70 per share), less the option exercise price payable per share.

Ten Year Option Repricings

The following is the report of the Board of Directors with respect to the Company’s option repricing which occurred during 2002. No other repricings occurred during the past ten years.

REPORT ON OPTION REPRICING

The Board of Directors believes that the Company’s employees are its most important assets. During 2002, the Company’s stock price decreased substantially and the Board of Directors concluded that the significant outstanding options, of which a significant number had exercise prices that were higher than the price of the Company’s common stock, became less valuable as an incentive to retain and motivate the Company’s employees. Accordingly, the Board of Directors approved a stock option exchange program in an effort to provide the Company’s employees with the benefit of holding options that over time may have a greater potential to increase in value. The result is intended to create better incentives by which to retain the Company’s employees, contribute to the attainment of the Company’s objectives and create positive shareholder value.

Pursuant to the approval of the Board of Directors, in June 2002, the Company initiated a voluntary stock option exchange program to its employees, officers and board members located in the United States and Europe. Under the exchange program, which commenced on June 24, 2002 and was amended in July 2002, participants were permitted to tender for cancellation stock options to purchase the Company’s Class A common stock that had an exercise price equal to or greater than $13.50 per share for replacement options to purchase Class A common stock to be granted on a date which was at least six months plus one day from the date of cancellation of the tendered options. The cancellation date was August 30, 2002. Pursuant to the offer, the Company accepted for exchange and cancelled options to purchase an aggregate of 1,144,127 shares of the Company’s Class A common stock from 206 eligible participants, representing 63% of the options subject to the offer. On March 3, 2003, replacement options were granted with an exercise price of $1.98 which was equal to the market price of the Company’s Class A common stock on such date. The remaining terms and conditions of the replacement options, including the vesting schedules and remaining option terms, are substantially the same as the terms and conditions of the options cancelled.

The following table provides information with respect to the Named Executive Officers, concerning the repricing of options during the past ten Fiscal Years. No stock appreciation rights were held by the Named Executive Officers at the end of such years.

TEN-YEAR OPTION REPRICINGS

Name	Date	Number of Securities Underlying Options Repriced or Amended(#)	Market Price of Stock at Time of Repricing or Amendment($)		Exercise Price at Time of Repricing or Amendment($)		New Exercise Price($)		Length of Original Option Term Remaining at Date of Repricing or Amendment
Richard N. Nottenburg President, Chief Executive Officer and Chairman	—	—		—		—		—	—

John U. Soenksen Vice President, Chief Financial Oficer and Secretary	8/30/02 8/30/02 8/30/02	10,000 3,000 1,500	$ $ $	2.60 2.60 2.60		39.00 57.50 66.00	$ $ $	1.98 1.98 1.98	8.0 years 8.5 years 9.25 years

Richard W. Mannherz Vice President of Worldwide Sales	8/30/02	10,000		$2.60		57.50		$1.98	8.75 years

Jens Albers Executive Vice President	—	—		—		—		—	—

Eric M. Pillmore Senior Vice President of Finance, Chief Financial Officer and Secretary	—	—		—		—		—	—

Ronald M. Krisanda(1) Senior Vice President of Operations	8/30/02 8/30/02 8/30/02	40,000 20,000 15,000	$ $ $	2.60 2.60 2.60	$ $ $	57.50 57.50 8.60		— — —	8.25 years 8.5 years 9.66 years

Joseph R. Cole Vice President of Worldwide Sales	—	—		—		—		—	—

(1)	Mr. Krisanda resigned from the Company in November 2002 which was prior to the date that the repriced options were re-granted in accordance with the Company’s stock option exchange program.

Submitted by the Company’s Board of Directors:

Richard N. Nottenburg, Ph.D.

Stephen R. Forrest, Ph.D.

G. Bradford Jones

James M. Schneider

John Walecka

Edward J. Zander

Employment Contracts, Termination of Employment and Change in Control Arrangements

None of the Named Executive Officers has an employment agreement with the Company that governs the length of his service. Accordingly, the employment of any such executive officer may be terminated at any time at the discretion of the Company’s Board of Directors.

The Compensation Committee of the Company’s Board of Directors has the authority to provide for accelerated vesting of the shares of common stock subject to any outstanding options held by the Chief Executive Officer or any other executive officer or any unvested share issuances actually held by such individual, in connection with certain changes in control of the Company or the subsequent termination of the officer’s employment following the change in control event.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Company’s Board of Directors currently consists of Messrs. Walecka and Zander. No officer or employee participated in deliberations of our board of directors concerning executive officer compensation. None of our executive officers has served on the board of directors or on the compensation committee of any other entity which had officers who served on our board of directors or on our compensation committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee believes that the compensation programs for the executive officers should reflect the Company’s performance and the value created for its shareholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contributions to the Company’s success. The Company is engaged in a very competitive industry, and its success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

General Compensation Policy.    The Compensation Committee’s policy is to provide the Company’s executive officers with compensation opportunities that are based upon their personal performance, the financial performance of the Company and their contribution to that performance, and that are competitive enough to attract and retain highly skilled individuals. Each executive officer’s compensation package is comprised of two elements: (i) a base salary and targeted bonus that is commensurate with salaries and bonuses for similar positions at peer companies, and (ii) long-term, stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the shareholders. As an officer’s level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon the Company’s financial performance and stock price appreciation rather than base salary.

Factors.    The principal factors that were taken into account in establishing each executive officer’s compensation package for the 2002 Fiscal Year are described below. The Compensation Committee may, however, in its discretion apply entirely different factors, such as different measures of financial performance, or create different compensation elements, for future fiscal years.

Base Salary and Bonus.    The base salary for each executive officer is generally established on the basis of relative parity with other executive officers of the Company. The Compensation Committee’s policy is to target base salary and bonus levels near the median of the estimated base salary and bonus levels paid for similar positions at peer companies. Bonuses are established with specific, measurable performance goals at the corporate level and for each individual. In addition, the Compensation Committee attempts to ensure that each executive officer’s overall compensation is also substantially composed of an equity interest in the Company. The philosophy behind this strategy is to have a very substantial portion of each executive officer’s total compensation tied to the Company’s performance and stock price appreciation in order to create a greater incentive to create value for the Company’s shareholders.

Long-Term Incentives.    To date, long-term incentives have consisted solely of grants of options to purchase the Company’s Class A common stock. Generally, stock option grants are made annually by the Compensation Committee to certain of the Company’s executive officers. Each grant is designed to align the interests of the executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company’s Class A common stock at a fixed price per share (the fair market value on the grant date) over a specified period of time (up to ten years). Each option generally becomes exercisable in a series of installments over a four-year period, contingent upon the officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he remains employed by the Company during the vesting period, and then only if the fair market value of the underlying shares appreciates over the option term.

The size of the option grant to each executive officer is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with the Company, the individual’s personal performance in recent periods, and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

CEO Compensation.    The Compensation Committee has set the base salary and targeted bonus of Dr. Nottenburg, the Company’s President and Chief Executive Officer, at levels that it believes are near the median of base salary and bonus levels of comparable officers of those companies with which the Company competes for executive talent, due to the substantial equity ownership interests of Dr. Nottenburg in the Company. Because Dr. Nottenburg holds a significant equity stake in the Company, the Compensation Committee believes that he has a significant incentive to continue contributing to the Company’s financial success because he will benefit from any appreciation in the value of the Company’s common stock.

Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent that such compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance-based compensation paid to the Company’s executive officers for the 2002 Fiscal Year did not exceed the $1.0 million limit per officer, and the Compensation Committee plans to keep the non-performance-based compensation to be paid to the Company’s executive officers for the 2003 Fiscal Year within that limit. The 2000 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1.0 million limitation. Because it is unlikely that the cash compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1.0 million limit, the Compensation Committee does not expect to take any action to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1.0 million level.

It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the interests of each executive officer and the interests of the Company’s shareholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

Submitted by the Compensation Committee of the Company’s Board of Directors:

Edward J. Zander

John Walecka

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2002, which include the consolidated balance sheets of the Company as of December 31, 2002 and 2001, and the related consolidated statements of operations, shareholders’ equity and cash flow for each of the three years in the period ended December 31, 2002, and the notes thereto.

Composition.    The Audit Committee of the Company’s Board of Directors is currently composed of three directors and operates under a written charter adopted by the Board of Directors, a copy of which was attached as Appendix A to the Company’s 2002 Annual Meeting proxy statement. The members of the Audit Committee are Messrs. Jones, Schneider and Zander. All members of the Audit Committee are “independent”, as defined in SEC Release 34-47137 proposing new Rule 10A-3 under the Securities Exchange Act of 1934 and Rule 4200(a)(14) of the Marketplace Rules contained in the National Association of Securities Dealers Manual, and financially literate.

Responsibilities.    The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls that management and the Board of Directors have established, and the Company’s financial reporting process, and to maintain free and open lines of communication among the Audit Committee, the Company’s independent auditors and management. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. However, the Audit Committee does consult with management and the Company’s independent auditors prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into various aspects of the Company’s financial affairs. In addition, the Audit Committee is responsible for considering and recommending the appointment of, and reviewing fee arrangements with, the Company’s independent auditors.

Review with Management and Independent Auditors.    The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and the Company’s independent auditors, Deloitte & Touche LLP.

The Audit Committee has discussed with Deloitte & Touche LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, including, among other items, matters related to the conduct of the audit of the Company’s financial statements.

Deloitte & Touche LLP has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with Deloitte & Touche LLP its independence from the Company.

Conclusion.    Based upon the reviews and discussions referred to above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the SEC.

Reappointment of Independent Auditors.    In April 2003, the Audit Committee recommended to the Board of Directors the reappointment of Deloitte & Touche LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2003.

Submitted by the Audit Committee of the Company’s Board of Directors:

G. Bradford Jones

James M. Schneider

Edward J. Zander

Audit and Related Fees

Audit Fees.    The fees billed by Deloitte & Touche LLP for professional services for the audit of the Company’s annual consolidated financial statements for the 2002 Fiscal Year, including the issuance of certain foreign and local statutory reports, and the review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the 2002 Fiscal Year were $222,552.

Financial Information Systems Design and Implementation Fees.    There were no fees billed by Deloitte & Touche LLP to the Company for financial information systems design and implementation fees for the 2002 Fiscal Year.

All Other Fees.    The aggregate fees billed by Deloitte & Touche LLP for services rendered to the Company, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees”, for the 2002 Fiscal Year were $112,308, including audit related services of $24,239 and non-audit services of $88,069. Audit related services consist primarily of consultations on complex accounting transactions. Non-audit services include fees for tax consultation, tax preparation, review of the Company’s Form TO in connection with its stock option exchange offer and other consultations.

The Audit Committee has determined that the provision of services by Deloitte & Touche LLP for financial information systems design and implementation and all other fees is compatible with maintaining Deloitte & Touche LLP’s independence.

STOCK PERFORMANCE GRAPH

The Stock Performance Graph depicted below shows a comparison of cumulative shareholder returns for the Company, the Nasdaq Stock Market (U.S.) Index and the Nasdaq Electronic Components Index.

	6/21/01	6/30/01	9/30/01	12/31/01	3/31/02	6/30/02	9/30/02	12/31/02
MULTILINK TECHNOLOGY CORPORATION	100	128	46	58	20	4	2	2
NASDAQ STOCK MARKET (U.S.)	100	105	73	95	90	71	57	65
NASDAQ ELECTRONIC COMPONENTS INDEX	100	109	70	105	100	66	47	56

The graph covers the period from June 21, 2001, the first trading date of the Company’s Class A common stock, to December 31, 2002. The graph assumes that $100 was invested on June 21, 2001 in the Company’s Class A common stock at the initial public offering price of $9.00 per share and in each index, and that all dividends were reinvested. The Company has not paid or declared any cash dividends on its Class A common stock. Shareholder returns over the indicated period should not be considered indicative of future stock prices or shareholder returns.

The preceding Stock Performance Graph, Compensation Committee Report and Audit Committee Report are not considered proxy solicitation materials and are not deemed filed with the SEC. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings made by the Company under those statutes, the Stock Performance Graph, Compensation Committee Report, Audit Committee Report and Audit Committee charter shall not be incorporated by reference into any such prior filings or into any future filings made by the Company under those statutes.

Certain Transactions

Since January 1, 2002 there has not been any transaction or series of similar transactions to which the Company was or is a party in which the amount involved exceeded or exceeds $60,000 and in which any director, executive officer, holder of more than 5% of any class of the Company’s voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the transactions described below.

Transactions with TRW.    In June 1997, the Company entered into a supply agreement with TRW (a wholly-owned subsidiary of Northrop Grumman), pursuant to which TRW supplies the Company with a certain number of processed Gallium Arsenide wafers annually for a fixed price per wafer. The agreement was amended in June 1999 to revise the wafer delivery requirement, and expired in December 2002. In October 2000, the Company entered into a short-term foundry agreement with TRW to purchase Indium Phosphide development wafers for a fixed price per wafer. This agreement was amended in November 2000 and December 2000 to revise the number of development wafers to be purchased. The Company also has a development agreement with TRW for Gallium Arsenide development materials which was entered into in June 1995 and which has been amended several times primarily to extend the term of the agreement and revise hourly time and material labor rates. The Company purchased less than $100,000 of materials and engineering services from TRW during 2002.

Transactions with IBM.    During May 2000, the Company entered into a series of agreements with IBM. The Company’s semiconductor development agreement with IBM provides the Company with certain models and design kits for use in the fabrication process to develop new integrated circuits. The Company provides IBM with prototype designs, and IBM fabricates mask sets corresponding to the Company’s designs, schedules wafers starts and processes the wafers. In exchange for IBM’s development efforts and access to their fabrication process, we make certain fixed payments to IBM. Under the Company’s joint development agreement with IBM, pursuant to which the Company licensed to IBM and IBM licensed to the Company, certain technology, the Company and IBM jointly develop integrated circuits. The Company and IBM are both permitted to sell the jointly created products to third parties, subject to a fixed royalty fee payable to the other party. In addition, during July 2001, the Company entered into a volume purchase agreement with IBM pursuant to which IBM will provide the Company with SiGe wafers for a fixed price per wafer. There are no minimum purchase requirements under this agreement that expires in May 2005.

Transactions with ASIP.    In May 2001, the Company entered into a development and license agreement with ASIP, Inc. pursuant to which ASIP will design, develop and prototype certain optical components, and the Company will reimburse ASIP a maximum of $2,500,000 of its development expenses and consign up to $3,500,000 of equipment to ASIP, which ASIP will later have the option to purchase at its then-depreciated value. The agreement also provides that the Company will enter into a supply agreement with ASIP upon ASIP’s successful completion and delivery of the component prototypes. During 2002, the Company incurred research and development expenses of $1.2 million to ASIP under this agreement.

Dr. Stephen Forrest, one of the Company’s directors, is a founder and director of ASIP. Additionally, Dr. Richard Nottenburg, the Company’s Chairman, President and Chief Executive Officer, and G. Bradford Jones and John Walecka, two of the Company’s directors, are each directors of ASIP. Additionally, Messrs. Jones and Walecka are founding partners of entities affiliated with Redpoint Ventures, another investor in the ASIP’s Series A and Series B stock purchase and option transactions.

Investment in IPAG.    In July 2001, the Company entered into an investment agreement with the shareholders of Innovative Processing AG (“IPAG”), an optical components company located in Germany, pursuant to which the Company purchased 26,230 shares, or approximately 18%, of IPAG’s ordinary shares for an aggregate purchase price of $343,247.

In September 2001, the Company entered into a development and license agreement with IPAG, pursuant to which IPAG will design, develop and prototype certain optical components, and the Company will reimburse

IPAG a maximum of $770,000 of its development expenses and consign up to approximately $500,000 of equipment to IPAG, which IPAG will later have the option to purchase at its then-depreciated value. The agreement also provides that the Company will enter into a supply agreement with IPAG upon IPAG’s successful completion and delivery of the component prototypes. During 2002, the Company paid research and development expenses of $0.2 million to IPAG and expended less than $100,000 for capital items under this agreement. The capital items were purchased by IPAG for less than $100,000 during 2002. The Company also leases equipment under an operating lease that is solely being used by IPAG. IPAG reimburses the Company on a monthly basis for the lease payments. The total remaining payments under this operating lease through the end of the lease term in June 2004 is approximately $0.2 million.

Dr. Albers, the Company’s former Executive Vice President and Co-Chairman, is a member of the Board of Supervisors of IPAG, and, in connection with his service on that board, Dr. Albers owns 2,500 of IPAG’s ordinary shares. In addition, Dr. Albers owns a 12.5% interest in and acts as a managing partner of AGITE! S.p.A. (“AGITE!”), an investment fund that has also invested in IPAG. AGITE! purchased 24,770 shares of IPAG’s ordinary shares at the same price per share as the Company.

Officer Loans.    In January 2002, the Company entered into a full-recourse promissory note with Dr. Albers, to assist Dr. Albers with the purchase of a new home upon his transfer from the Company’s European headquarters in Germany to its California facility. The note was for $483,231, bore interest at 5.5% per annum and was due in January 2007 (including all accrued and unpaid interest). The note was secured by a portion of Dr. Albers’ Class B common stock pursuant to a pledge agreement between the Company and Dr. Albers. The note was repaid by Dr. Albers in December 2002.

Indemnification Agreements with Directors and Officers.    In addition to the indemnification provisions contained in the Company’s Amended and Restated Articles of Incorporation and Bylaws, the Company has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Company, among other things, to indemnify each such director or officer against expenses (including attorneys’ fees), judgments, fines and settlements (collectively, “Liabilities”) paid by such individual in connection with any action, suit or proceeding arising out of such individual’s status or service as a director or officer of the Company (other than Liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Class A common stock to file with the SEC initial reports of ownership and reports of changes in ownership of Class A common stock of the Company. The Company believes that, based on the written representations of its directors and officers, and the copies of reports filed with the SEC during the fiscal year ended December 31, 2002, its directors, officers and holders of more than 10% of the Company’s Class A common stock complied with the requirements of Section 16(a), except for the late filing of a Form 4 by James Schneider in connection with his disposition of stock options pursuant to the Company’s stock option exchange tender offer.

Other Matters

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is expressly granted by the execution of the enclosed Proxy. The Proxy holders shall vote at their discretion on any procedural matters that may come before the Annual Meeting.

Form 10-K

On March 21, 2003 the Company filed with the SEC an Annual Report on Form 10-K for the 2002 Fiscal Year. Shareholders may obtain a copy of the Form 10-K and any of the Company’s other SEC reports, free of charge, by writing to Investor Relations, Multilink Technology Corporation, 300 Atrium Drive, 2nd Floor, Somerset, New Jersey 08873.

Deadline for Receipt of Shareholder Proposals

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the 2004 Annual Meeting of Shareholders must be received by the Company no later than December 23, 2003 in order that they may be included in the proxy statement and form of proxy relating to that meeting. In addition, the proxy solicited by the Board of Directors for the 2004 Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Company receives notice of such proposal on or before March 17, 2004. Please address any shareholder proposals to the Secretary of the Company at the Company’s principal executive offices, located at 300 Atrium Drive, Somerset, New Jersey 08873.

By Order of the Board of Directors,

John U. Soenksen

Vice President of Finance,

Chief Financial Officer and Secretary

Somerset, New Jersey

April 24, 2003

PROXY	MULTILINK TECHNOLOGY CORPORATION CLASS A COMMON STOCK	PROXY

Annual Meeting of Shareholders, May 28, 2003

This Proxy is Solicited on Behalf of the Board of Directors of

Multilink Technology Corporation

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders to be held May 28, 2003 and the Proxy Statement, and appoints Richard N. Nottenburg and John U. Soenksen, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Class A common stock of Multilink Technology Corporation (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held at 300 Atrium Drive, Somerset, New Jersey 08873, on May 28, 2003 at 10:00 a.m. Eastern Time and at any adjournment(s) or postponement(s) thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

1.	To elect six directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified:

☐	FOR ALL NOMINEES*	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES*	☐	EXCEPTIONS*

Nominees: Richard N. Nottenburg, Ph.D., Stephen R. Forrest, Ph.D., G. Bradford Jones, James M. Schneider, John L. Walecka, Edward J. Zander

*Instructions: To vote for or withhold authority to vote for all nominees, check the appropriate box above; to withhold authority to vote for any individual nominee, while voting for the others, check the “Exceptions” box and line through or otherwise strike out the name of the nominee(s) for whom authority is withheld.

2.	To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 2003.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

The Board of Directors recommends a vote IN FAVOR OF the directors listed above and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this proxy will be voted in favor of the election of the directors listed above and in favor of the other proposals.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

Note:

Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer, giving full title. If a partnership, please sign in partnership name by authorized person, giving full title.

(Print name(s) on certificate)

Please sign your name(s) (Authorized Signature(s))
Date:
This Proxy must be signed and dated to be valid.

PROXY	MULTILINK TECHNOLOGY CORPORATION CLASS B COMMON STOCK	PROXY

Annual Meeting of Shareholders, May 28, 2003

This Proxy is Solicited on Behalf of the Board of Directors of

Multilink Technology Corporation

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders to be held May 28, 2003 and the Proxy Statement, and appoints Richard N. Nottenburg and John U. Soenksen, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Class B common stock of Multilink Technology Corporation (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held at 300 Atrium Drive, Somerset, New Jersey 08873, on May 28, 2003 at 10:00 a.m. Eastern Time and at any adjournment(s) or postponement(s) thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.

Please date, sign and mail your proxy card back

in the envelope provided as soon as possible.

Annual Meeting of Shareholders

MULTILINK TECHNOLOGY CORPORATION

May 28, 2003

1.	To elect six directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified:

☐	FOR ALL NOMINEES*	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES*	☐	EXCEPTIONS*

Nominees: Richard N. Nottenburg, Ph.D., Stephen R. Forrest, Ph.D., G. Bradford Jones, James M. Schneider, John L. Walecka, Edward J. Zander

*Instructions: To vote for or withhold authority to vote for all nominees, check the appropriate box above; to withhold authority to vote for any individual nominee, while voting for the others, check the “Exceptions” box and line through or otherwise strike out the name of the nominee(s) for whom authority is withheld.

2.	To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 2003.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

The Board of Directors recommends a vote IN FAVOR OF the directors listed above and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this proxy will be voted in favor of the election of the directors listed above and in favor of the other proposals.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

(print name(s) on certificate)		Note:

Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer, giving full title. If a partnership, please sign in partnership name by authorized person, giving full title.

Please sign your name(s) (Authorized Signature(s))
Date:	This Proxy must be signed and dated to be valid.